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                                                                   Exhibit 10.78

                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT is entered into this 20th day of February, 1998, by and between AMERIX ELECTRONICS, INC. ("Amerix") and INTELECT COMMUNICATIONS, INC., a Delaware corporation (the "Company").

         WHEREAS, Intelect Communications Systems Limited, a Bermuda company and the predecessor of the Company, issued to Amerix that certain Warrant dated June 19, 1997 (the "Warrant") whereby Amerix was granted the right to purchase, in accordance with the terms of such Warrant, up to 270,000 shares of ICSL's Common Stock;

         WHEREAS, the Company assumed the obligations of ICSL under the Warrant pursuant to the terms of that certain Agreement and Plan of Merger dated as of October 29, 1997 by and among the Company, ICSL and Intelect Merger Co.;

         WHEREAS, Amerix has agreed to cancel the Warrant as of September 30, 1997, in exchange for a new Warrant (the "Replacement Warrant") to purchase 40,500 shares of the Company's Common Stock, which 40,500 shares represents all of the shares of the Company's Common Stock earned by Amerix as of September 30, 1997 under the terms of the Warrant, and in further exchange of the Company agreeing to revise the terms for the payment of certain receivables owing to the Company as set forth herein.

         NOW, THEREFORE, for and in consideration of the Company agreeing to revise the terms for the payment of certain receivables owing by Amerix to the Company as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Amerix hereby surrenders all right, title, and interest in and to the Warrant, together with all executory rights to purchase the Company's Common Stock and any and all other rights arising under the Warrant, including without limitation, rights to purchase any shares of the Company's Common Stock for amounts earned pursuant to the terms of the Warrant from and after September 30, 1997, and Amerix is hereby delivering to the Company such Warrant marked "Cancelled." The Company is delivering to Amerix, in complete and full replacement of the Warrant, the Replacement Warrant, a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference, pursuant to which the Company is granting to Amerix the right to purchase 40,500 shares of the Company's Common Stock at an exercise price of $3.6313 per share.

         2. The Company has agreed, and does hereby agree, that it will accept payment of receivables owing to the Company by Amerix on the books of the Company as of January 1, 1998 in accordance with the following payment schedule, and Amerix and the Company agree to the following payment schedule for certain of such receivables regardless of any changes in
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Amerix's installation schedules or receipts from their customers in Korea:

                 January 16, 1998          -       $450,000
                 January 30, 1998          -       $800,000
                 February 6, 1998          -       $1,000,000
                 February 13, 1998         -       $1,000,000

         The balance of all receivables after fulfillment of the above payment schedule shall be paid in accordance with a payment schedule to be mutually agreed to by the Company and Amerix.

         3. This Agreement shall be governed by the laws of the State of Texas. Any suit, action or proceeding arising out of the transactions related to this Agreement must be brought in the courts of the State of Texas, Harris County, or in the United States courts located in the State of Texas, Harris County.

         Executed in multiple counterparts as of the first date written above.

                                                 INTELECT COMMUNICATIONS, INC.



                                                 By:  /s/ Edwin Ducayet
                                                 Its:   Vice President

                                                 AMERIX ELECTRONICS, INC.



                                                 By:  /s/ Tehan Oh
                                                 Its:   President